Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

September 8, 2010

City National Corporation

555 South Flower Street

Los Angeles, California 90071

RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to City National Corporation, a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (the “Act”), an indeterminate number or amount of (i) shares of the Company’s common stock, par value $1.00 per share (“Common Stock”); (ii) shares of the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”); (iii) depositary shares representing Preferred Stock (“Depositary Shares”) to be evidenced by depositary receipts (“Depositary Receipts”) to be issued pursuant to a Deposit Agreement in the event the Company elects to offer fractional interests in shares of Preferred Stock; (iv) debt securities of the Company (“Debt Securities”) which may be issued under one or more indentures or supplemental indentures (“Indentures”); (v) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (“Purchase Contracts”); (vi) units comprising a combination of any other securities registered under the Registration Statement (“Units”); and (viii) warrants of the Company to purchase Common Stock, Preferred Stock, Debt Securities and Units (the “Warrants”), with an unspecified proposed maximum offering price (as permitted under the Act) for such Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Purchase Contracts, Units, and Warrants (collectively “Securities”), including any Securities issuable upon (x) conversion, exchange or exercise of the Preferred Stock, Debt Securities or Warrants registered thereunder or (y) settlement of the Purchase Contracts registered thereunder.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and officers of the Company, and such other instruments (“Documents”) as we have deemed necessary or appropriate for the purposes of this opinion.  In such examination, we have assumed the authenticity of original Documents and the genuineness of all signatures, the conformity to the originals of all Documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the Documents.

In expressing the opinion set forth below, we have assumed with your consent that, at or prior to the time of the delivery of any Securities, (i) the Board of Directors of the Company (the “Board”), and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities; (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and continues to be so effective; (iii) the prospectus will describe the Securities offered thereby or an appropriate prospectus supplement or term sheet will have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the prospectus supplement; (v) the Registration Statement, the Securities and any definitive purchase, underwriting or similar agreement with respect to such Securities (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Debt Securities that may be issued will be issued in a form that complies with the applicable indenture and any Debt Securities, indenture and supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or authenticating agent; (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; (viii) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; and (ix) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that the execution, delivery and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any such party or the laws of the jurisdictions of organization or applicable laws with respect to such parties, (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.          With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the organizational documents of the Company, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates in the form required under the Delaware General Corporation Law representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion or exchange of any Debt Securities or Preferred Stock, upon exercise of any Warrants or in settlement of any Purchase Contracts, in each case registered on the Registration Statement and in accordance with the terms of such Debt Securities, Preferred Stock, Warrants or Purchase Contracts), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

2.          With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i)  a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with, and accepted for record by, the Secretary of State of the State of Delaware, (ii) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) certificates in the form required under the Delaware General Corporation Law representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion or exchange of any Debt Securities or Preferred Stock, upon exercise of any Warrants or in settlement of any Purchase Contracts, in each case registered on the Registration Statement and in accordance with the terms of such Debt Securities, Preferred Stock, Warrants or Purchase Contracts), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

3.          With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the deposit agreement relating to the Offered Depositary Shares (the “Deposit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company to act as depositary thereunder (the “Depositary”) has been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Preferred Stock represented by the Offered Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary and the Depositary Receipts evidencing the Offered Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, and (iv) the Offered Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the Depositary Receipts, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued and will entitle the holders thereof to the rights specified in the Offered Depositary Shares and the Deposit Agreement.

4.          With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the

Indenture qualifies under the Trust Indenture Act of 1939, as amended, (ii) the Indenture has been duly executed and delivered by each party thereto, (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and as contemplated by the Registration Statement, including the prospectus contained therein and any applicable supplement to the prospectus, the Offered Debt Securities (including any Debt Securities duly issued upon conversion or exchange of any Debt Securities or Preferred Stock, upon exercise of any Warrants or in settlement of any Purchase Contracts, in each case registered on the Registration Statement and in accordance with the terms of such Debt Securities, Preferred Stock, Warrants or Purchase Contracts), when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture under which the Offered Debt Securities will be issued and enforceable against the Company in accordance with their respective terms.

5.          With respect to any Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (i) the purchase contract agreement relating to the Offered Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder (the “Purchase Contract Agent”) has been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the security certificates evidencing the Offered Purchase Contracts have been executed and countersigned in accordance with the Purchase Contract Agreement, the Offered Purchase Contracts, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and legally binding obligations of the Company.

6.          With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the unit agreement relating to the Offered Units (the “Unit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder has been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the unit certificates evidencing the Offered Units have been executed and countersigned in accordance with the Unit Agreement, the Offered Units, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and legally binding obligations of the Company.

7.          With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the warrant agreement with respect to the Offered Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto and (ii) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Offered Warrants, when duly executed and delivered against payment therefor, pursuant to the Warrant Agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

The opinions set forth above are each subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, and (v) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities or in any agreement and we express no opinion as to the enforceability of any indemnification or contribution provisions contained in any agreement insofar as enforcement of these provisions may be limited by applicable federal securities laws or principles of public policy.

We are members of the Bar of the State of New York.  This opinion is limited to the laws of the State of New York, the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal securities laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained therein.  In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Act.  We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz